UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2020

MORPHIC HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38940	47-3878772
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Gatehouse Drive, A2

Waltham, MA, 02451

(Address of principal executive offices) (Zip Code)

(781) 996-0955

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MORF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 18, 2020, Morphic Holding, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders. The final results for the following proposals are as follows:

1.	Election of three Class I directors, identified in the table below, each to serve a three-year term through the 2023 Annual Meeting of Stockholders and until such time as their respective successors have been duly elected and qualified or until their earlier resignation or removal:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Norbert Bischofberger, Ph.D.	18,593,112	285,493	890,299
Joseph P. Slattery, CPA	18,581,650	296,955	890,299
Timothy A. Springer, Ph.D.	18,344,239	534,366	890,299

Each of the three Class I directors were elected to serve until the Company’s 2023 Annual Meeting of Stockholders and until his successor has been elected and qualified, or until his earlier resignation or removal.

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

Votes For	Votes Against	Votes Abstaining
19,765,406	2,980	518

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. There were no broker non-votes on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morphic Holding, Inc.

Date: June 19, 2020	By:	/s/ William DeVaul
William DeVaul
General Counsel and Secretary